Exhibit 10.14

Second Amendment to Employment Agreement

WHEREAS, Trump Media & Technology Group Corp. (“Company,” or “TMTG”) and Andrew Northwall (“Employee”), entered into an employment agreement made effective as of December 20, 2021 (“Agreement”);

WHEREAS, Company and Employee executed an First Addendum to Employment Agreement effective as of December 30, 2023; and

WHEREAS, Company and Employee executed an Amendment to Employment Agreement effective as of March 7, 2024; and

WHEREAS, Company and Employee now desire to further amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement and intending to be legally bound, Company and Employee agree as follows, as of the date of the last signature hereto:

1.
Section 3(d) of the Agreement is hereby renumbered as Section 3(c) and amended by adding the following after: “In the event of a business combination between the Company and Digital World Acquisition Corp. (“DWAC”), such retention bonus shall be paid in accordance with the Retention Bonus Agreement, effective as of February 12, 2024, between DWAC and the Company”:

“provided, however, that the definition of “Cause” herein shall also serve as a definition of “Good Cause” for purposes of such Retention Bonus Agreement”.

2.
Section 14(e) of the Agreement is hereby amended by deleting the words “promissory note dated March 5, 2024” and replacing them with “amended and restated convertible promissory note dated March 7, 2024”.

COMPANY		EMPLOYEE

By:	/s/ Scott Glabe	By:	/s/ Andrew Northwall

Scott Glabe, General Counsel		Andrew Northwall

DATE: 3/9/2024		DATE: 3/11/2024